IMPCO Technologies Enters into $18.75 Million Private Placement of Common Stock with Institutional Investors

CERRITOS, Calif., May 3, 2002 /PRNewswire/ -- IMPCO Technologies Inc. (Nasdaq:
IMCO - news), today announced that it has entered into definitive purchase
----   ----
agreements to raise gross proceeds of $18.75 million in a private placement financing of common stock with several large institutional investors. IMPCO has agreed to sell a total of 1.5 million shares at $12.50 per share. The closing price of IMPCO common stock on May 2, 2002 was $13.41.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned in this release. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended. The securities described in this release have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.